UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011 (January 19, 2011)

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)
Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On January 19, 2011, NYSE Regulation, Inc. (“NYSE Regulation”) issued a press release to announce its decision to suspend the common stock of Capitol Bancorp Ltd. (“Capitol”) - ticker symbol CBC - as well as the two related securities noted below, prior to the market opening on Thursday, January 27, 2011.

Ticker	Issue
CBC PRA	Capitol Trust I 8.50% Cumulative Trust-Preferred Securities
CBC PRB	Capitol Trust XII 10.50% Trust-Preferred Securities

The decision to suspend Capitol’s common stock was reached in view of the fact that Capitol has fallen below the New York Stock Exchange’s (“NYSE”) continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual, which requires Capitol to maintain an average global market capitalization of not less than $15 million over a consecutive 30 trading-day period.

Capitol had previously fallen below the NYSE’s continued listing standard requiring Capitol to maintain an average closing price of not less than $1.00 over a consecutive 30 trading-day period.

Capitol has a right to a review of this determination by a Committee of the Board of Directors of NYSE Regulation.  Applications to the Securities and Exchange Commission to delist the securities are pending the completion of applicable procedures, including any appeal by Capitol of the NYSE Regulation staff’s decision.  The NYSE noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.

On January 19, 2011, Capitol issued a press release (a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K) stating that it is taking such actions as are necessary to have the above listed securities quoted on the OTCQB.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                CAPITOL BANCORP LTD.

Dated: January 19, 2011                                                                                                                                      /s/Cristin K. Reid
By: Cristin K. Reid
Its:  Corporate President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued January 19, 2011